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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-112279 of Huntsman LLC on Form S-4 of our reports listed in the Index of the Consolidated Financial Statements, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

        As discussed in Note 2 to the financial statements of Huntsman LLC and subsidiaries ("Huntsman"), Huntsman adopted Statement of Financial Accounting Standards No. 141 and 142 effective January 1, 2002 and changed its method of accounting for derivative financial instruments effective January 1, 2001 to conform to Statement of Financial Accounting Standards No. 133, as amended.

        Our audits of the financial statements referred to in our aforementioned reports also included the financial statement schedules listed in Item 21. These financial statement schedules are the responsibility of the Companies' management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Houston, Texas
February 10, 2004

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INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES